                                                                    Exhibit 10.1











                     FINANCING AND SHARE PURCHASE AGREEMENT


                                     between


                                   LANCE, Inc.


                                       and


                               BANK OF AMERICA, NA

                                   Dated as of
                                 August 16, 1999





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                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

1.1     Certain Defined Terms..................................................1
1.2     Other Interpretive Provisions.........................................13
1.3     Accounting Principles.................................................14


                                   ARTICLE II

                                SALE AND PURCHASE

2.1      Sale and Purchase of Shares..........................................14
2.2      Business Days........................................................15
2.3      Alternative Consideration............................................15
2.4      No Representation or Warranty........................................16
2.5      Purchaser's Obligations Unconditional................................16


                                   ARTICLE III

                           TAXES AND YIELD PROTECTION

3.1      Taxes................................................................17
3.2      Increased Costs and Reduction of Return..............................18
3.3      Funding Losses.......................................................19
3.4      Certificates of Seller...............................................19
3.5      Survival.............................................................19


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1      Corporate Existence and Power........................................19
4.2      Corporate Authorization; No Contravention............................20
4.3      Governmental Authorization...........................................20
4.4      Binding Effect.......................................................20
4.5      Litigation...........................................................20
4.6      No Default...........................................................21
4.7      ERISA Compliance.....................................................21
4.8      Margin Regulations...................................................21
4.9      Title to Properties..................................................22
4.10     Taxes................................................................22
4.11     Financial Condition..................................................22
4.12     Environmental Matters................................................22


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4.13     Regulated Entities...................................................22
4.14     No Burdensome Restrictions...........................................23
4.15     Copyrights, Patents, Trademarks and Licenses, etc....................23
4.16     Subsidiaries.........................................................23
4.17     Insurance............................................................23
4.18     Swap Obligations.....................................................23
4.19     Full Disclosure......................................................23
4.20     Year 2000............................................................23
4.21     No Registration......................................................24


                                    ARTICLE V

                       AFFIRMATIVE COVENANTS OF PURCHASER

5.1      Financial Statements.................................................24
5.2      Certificates; Other Information......................................24
5.3      Notices..............................................................25
5.4      Preservation of Corporate Existence, Etc.............................26
5.5      Maintenance of Property..............................................26
5.6      Insurance............................................................26
5.7      Payment of Obligations...............................................26
5.8      Compliance with Laws.................................................27
5.9      Compliance with ERISA................................................27
5.10     Inspection of Property and Books and Records.........................27
5.11     Environmental Laws...................................................27
5.12     Year 2000............................................................27


                                   ARTICLE VI

                         NEGATIVE COVENANTS OF PURCHASER

6.1      Financial Condition Covenants........................................28
6.2      Limitation on Liens..................................................28
6.3      Disposition of Assets................................................29
6.4      Consolidations and Mergers...........................................30
6.5      Loans and Investments................................................30
6.6      Limitation on Subsidiary Indebtedness................................31
6.7      Transactions with Affiliates.........................................32
6.8      Use of Proceeds......................................................32
6.9      Swap Contracts.......................................................32
6.10     Restricted Payments..................................................32
6.11     ERISA................................................................32
6.12     Change in Business...................................................33
6.13     Accounting Changes...................................................33
6.14     HSW Mortgage Loan....................................................33


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                                   ARTICLE VII

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

7.1      Corporate Existence and Power........................................33
7.2      Corporate Authorization; Valid, Legal and Binding Agreement..........33
7.3      Governmental Authorization...........................................33


                                  ARTICLE VIII

                                  ACCELERATION

8.1      Event of Default.....................................................34
8.2      Termination Events...................................................36
8.3      Acceleration.........................................................36
8.4      Rights Not Exclusive.................................................38
8.5      Termination..........................................................38


                                   ARTICLE IX

                              CONDITIONS PRECEDENT

9.1      Conditions to be Satisfied in Advance of the Disbursement Date.......39
9.2      Further Conditions to be Satisfied at or Before Disbursement.........40


                                    ARTICLE X

                                  MISCELLANEOUS

10.1     Costs and Expenses...................................................40
10.2     Notices..............................................................40
10.3     Amendments; Waivers..................................................41
10.4     Indemnification by the Purchaser.....................................42
10.5     Further Assurances...................................................42
10.6     Severability.........................................................42
10.7     Assignment...........................................................43
10.8     No Third Party Rights; Successors and Assigns; Binding Effect........43
10.9     Governing Law........................................................43
10.10    Submission to Jurisdiction and Waiver of Immunity....................43
10.11    Waiver of Jury Trial.................................................43
10.12    Set-off..............................................................44
10.13    Confidentiality......................................................44
10.14    Counterparts.........................................................44


Exhibit A - Purchase Schedule................................................A-1
Exhibit B - Form of Compliance Certificate...................................B-1


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

                     FINANCING AND SHARE PURCHASE AGREEMENT

                  THIS FINANCING AND SHARE PURCHASE AGREEMENT (this "Agreement") is made as of this 16th day of August, 1999, by and between Lance, Inc., a North Carolina corporation (the "Purchaser"), and Bank of America, N.A., a United States national banking association ("Bank of America") (the "Seller," and together with the Purchaser, the "Parties").

                              W I T N E S S E T H :

                  WHEREAS, the Purchaser, together with its affiliated companies (the "Lance Group"), desires to borrow funds from the Seller and the Seller desires to lend such funds to the Lance Group;

                  WHEREAS, the Seller is entering into a loan agreement with Lanfin Investments Inc., a corporation organized under the laws of Ontario, Canada, and a subsidiary of the Purchaser ("FinCo"), to be dated as of the date hereof (the "Loan Agreement"), pursuant to which the Seller agrees to make a loan in the amount of 50,000,000 Canadian dollars (the "Loan") to FinCo;

                  WHEREAS, the Seller is entering into an agreement with Lanhold Investments Inc., a Delaware corporation (the "Issuer") wholly owned by the Purchaser, to be dated as of the date hereof (the "Subscription Agreement"), pursuant to which the Seller agrees to subscribe to purchase from the Issuer and the Issuer agrees to sell to the Seller, on the Scheduled Subscription Dates (as defined below), an aggregate of 2,704 Shares (as defined below);

                  WHEREAS, the transactions contemplated in the Loan Agreement and the Subscription Agreement, together with the transactions contemplated in this Agreement and the other Transaction Agreements (as defined below), constitute a single, integrated financing transaction (the "Financing");

                  WHEREAS, the Purchaser and the Seller desire to provide for the purchase by the Purchaser and the sale and delivery by the Seller of the Shares on each Scheduled Purchase Date, in each case at the price, and in accordance with the terms and conditions, set forth herein, as well as for certain other terms of the Financing;

                  NOW THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, the Parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Certain Defined Terms. The following terms have the following meanings:



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                  "Accelerated Closing Date" has the meaning ascribed to it in
Subsection 8.3(a).

                  "Acceleration Notice" has the meaning ascribed to it in Subsection 8.3(a).

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that the Company or the Subsidiary is the surviving entity.

                  "Affected Party" has the meaning ascribed to it in Subsection 8.2(b).

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities or membership interests, by contract or otherwise.

                  "Agreement" has the meaning ascribed to it in the Preamble.

                  "Applicable Margin" means (a) initially, 0.75% per annum, and
(b) beginning on any date on which the Applicable Margin is to be adjusted pursuant to the paragraph following the table below, the rate per annum set forth in the table below opposite the applicable Total Debt to EBITDA Ratio:

        -----------------------------------------------------------------------
                Total Debt to EBITDA Ratio               Applicable Margin
        -----------------------------------------------------------------------
        Less than or equal to 1.25 to 1                         0.750%
        -----------------------------------------------------------------------
        Less than or equal to 2.00 to 1 but greater             0.875%
        than 1.25 to 1
        -----------------------------------------------------------------------
        Greater than 2.00 to 1                                  1.125%
        -----------------------------------------------------------------------

The Applicable Margin shall be adjusted, to the extent applicable, 46 days (or, in the case of the last fiscal quarter of any year, 101 days) after the end of each fiscal quarter (or, if earlier, 10 days following delivery by the Purchaser of the financial statements required by Subsection 5.1(a) or 5.1(b), as applicable, and the related Compliance Certificate required by Subsection 5.2(a) for such fiscal quarter), based on the Total Debt to EBITDA Ratio as of the last day of such fiscal quarter, provided, that if the Applicable Margin changes during any Floating Amount Calculation Period, the Applicable Margin for that period shall be equal to the sum of the following amounts for each Applicable Margin that is in effect for any day during such Floating Amount Calculation
Period: the Applicable Margin times a fraction with a numerator equal to the number of days in such Floating Amount Calculation Period on which such Applicable


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Margin is in effect and a denominator equal to the total number of days in such
Floating Amount Calculation Period; it being understood that if the Purchaser fails to deliver the financial statements required by Subsection 5.1(a) or 5.1(b), as applicable, and the related Compliance Certificate required by Subsection 5.2(a) by the 46th day (or, if applicable, the 101st day) after any fiscal quarter, the Applicable Margin shall be 1.125% until such financial statements and Compliance Certificate are delivered.

                  "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all reasonable disbursements of internal counsel provided that all attorney's fees shall be determined without regard to any statutory presumption based on the standard hourly rates for such attorneys and the actual hours expended.

                  "Bank Holding Company Act" means the Bank Holding Company Act of 1956, as amended, and the rules and regulations of the Federal Reserve Board thereunder.

                  "Bankruptcy Code" means Title 11 of the United States Code.

                  "Beneficial Owner" means "beneficial owner" as such term is defined in Rule 13d-3 of the SEC under the Securities Exchange Act of 1934 as in effect on the date hereof.

                  "Business Day" means a day on which banks are not required or authorized by law to close in New York (New York), Charlotte (North Carolina) or Toronto (Ontario).

                  "Canadian dollars" and "C$" each mean the lawful money of Canada.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Change of Control" means any of the following events:

                  (a) any Person or group (within the meaning of Rule 13d-5 of the SEC under the Securities Exchange Act of 1934 as in effect on the date hereof) (other than the Van Every Family) shall become the Beneficial Owner of 20% or more of the capital stock or other equity interests of the Purchaser the holders of which are entitled under ordinary circumstances (irrespective of whether at the time the holders of such stock or other equity interests shall have or might have voting power by reason of the happening of any contingency) to vote for the election of the directors of the Purchaser; or

                  (b) a majority of the members of the Board of Directors of the Purchaser shall cease to be Continuing Members.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.


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                  "Compliance Certificate" means a certificate substantially in the form of Exhibit B.

                  "Computation Period" means any period of four consecutive fiscal quarters ending on the last day of a fiscal quarter.

                  "Contingent Obligation" means, as to any Person, without duplication, any direct or indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; or (c) in respect of any Swap Contract. The amount of any Contingent Obligation shall (a) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (b) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

                  "Continuing Member" means a member of the Board of Directors of the Purchaser who either (a) was a member of the Purchaser's Board of Directors on the date hereof and has been such continuously thereafter or (b) became a member of such Board of Directors after the date hereof and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Purchaser's Board of Directors.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other document to which such Person is a party or by which it or any of its property is bound.

                  "Credit Agreement" has the meaning ascribed to it in Subsection 6.2(b).

                  "Disbursement Date" means August 16, 1999.

                  "Disclosure Memorandum" means the disclosure memorandum dated May 7, 1999 of the Purchaser delivered to NationsBank, N.A., as administrative agent, and to certain lenders pursuant to the Credit Agreement.

                  "EBIT" means, for any Computation Period, the Purchaser's consolidated earnings from continuing operations for such period, plus, to the extent deducted in determining


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

such earnings, Interest Expense and income taxes, minus, to the extent included in determining such earnings, any income tax refunds.

                  "EBITDA" means, for any Computation Period, the Purchaser's consolidated earnings from continuing operations for such period plus, to the extent deducted in determining such earnings, Interest Expense and income taxes, depreciation and amortization, minus, to the extent included in determining such earnings, any income tax refunds.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "Environmental Laws" means all federal, state or local laws, statutes, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental and human health matters.

                  "Equity Funding Agreement" means the Equity Funding Agreement, dated as of the date hereof, among the Purchaser, FinCo and the Issuer.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and the regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Purchaser within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Purchaser or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal; (c) a complete or partial withdrawal by the Purchaser or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Purchaser or any ERISA Affiliate.

                  "Escrow Agent" means The Bank of New York, acting in the capacity of escrow agent under the Escrow Agreement, and any successor escrow agent thereto.

                  "Escrow Agreement" means the Escrow Agreement, dated as of the date hereof, among the Purchaser, the Seller, the Escrow Agent and the other parties named therein.


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

                  "Eurodollar Reserve Percentage" means for any day the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the next 1/100th of 1%) in effect on such day (whether or not applicable to the Seller) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

                  "Event of Default" means any of the events or circumstances specified in Section 8.1.

                  "Financing" has the meaning ascribed to it in the Preamble.

                  "FinCo" has the meaning ascribed to it in the Preamble.

                  "Floating Amount" has the meaning ascribed to in Subsection 2.1(b).

                  "Floating Amount Calculation Period" means the period from (and including) the Disbursement Date (in the case of the initial Floating Amount Calculation Period) or the next preceding Scheduled Purchase Date (in the case of any subsequent Floating Amount Calculation Period ) and, subject to
Section 2.2, to (and excluding) the next succeeding Scheduled Purchase Date.

                  "Floating Rate" means LIBOR (Reserve Adjusted) plus the Applicable Margin.

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Guaranty Obligation" has the meaning specified in the definition of Contingent Obligation.

                  "HSW Mortgage Loan" means the mortgage loan in the original principal amount of US$95,000,000 owing by the Purchaser to HSW Mortgage Corp. and secured by a deed of trust on the real property of the Purchaser contiguous to and including its corporate headquarters located at 8600 South Boulevard, Charlotte, North Carolina.


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

                  "Implementation Agreement" means the Implementation Agreement, dated as of the date hereof, between the Purchaser, the Seller and the Issuer.

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all reimbursement or payment obligations of such Person with respect to Surety Instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to capital leases which should be recorded on a balance sheet of such Person in accordance with GAAP; (g) all indebtedness of the types referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided that the amount of any such Indebtedness shall be deemed to be the lesser of the face principal amount thereof and the fair market value of the property subject to such Lien; and (h) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others. For all purposes of this Agreement, the Indebtedness of any Person shall include all Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent of such Person's liability therefor; provided that to the extent that any such Indebtedness is expressly non-recourse to such Person it shall not be included as Indebtedness.

                  "Indemnified Liabilities" has the meaning ascribed to it in
Section 10.4.

                  "Indemnified Person" has the meaning ascribed to it in Section 10.4.

                  "Independent Auditor" has the meaning ascribed to it in Subsection 5.1(a).

                  "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under any U.S. Federal, state or other foreign law, including the Bankruptcy Code.

                  "Interest Coverage Ratio" means, for any Computation Period, the ratio of (a) EBIT for such Computation Period to (b) Interest Expense for such period.

                  "Interest Expense" means for any period, without duplication, the consolidated interest expense (whether paid or accrued) of the Purchaser and its Subsidiaries for such period (including all imputed interest on capital leases) plus the interest component of synthetic leases


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

(regardless of the accounting treatment of the synthetic leases) plus consolidated yield or discount accrued during such period on the aggregate outstanding investment or claim held by purchasers, assignees or other transferees of (or of interests in) receivables of the Purchaser and its Subsidiaries in connection with any Securitization Transaction (regardless of the accounting treatment of such Securitization Transaction).

                  "Interest Payment Date" has the meaning ascribed to it in the Loan Agreement.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "Issuer" has the meaning ascribed to it in the Preamble.

                  "Lender" has the meaning ascribed to it in the Loan Agreement.

                  "LIBOR" means the London Interbank Offered Rate for deposits in Canadian dollars, being determined by the Seller to be either:

                  (i) the offered rate (if any) for the term of the Floating Amount Calculation Period for which such rate is determined which appears on page 3740 of the Telerate screen for deposits in Canadian dollars for such Floating Amount Calculation Period at 11:00 a.m. London time on the relevant Quotation Date or, if such page or such service shall cease to be available, such other page or service displaying the London Interbank Offered Rates in Canadian dollars of prime banks as the Seller shall, with the approval of the Purchaser, such approval not to be unreasonably withheld or delayed, select as at 11:00 a.m. London time on the relevant Quotation Date for the term of such Floating Amount Calculation Period; or

                  (ii) if no such display rate is then available for such period or currency and, at such time, the Seller has not selected any alternative service as contemplated in (i) above, the rate identified by the Seller as the rate at which it is offered deposits in an amount approximately equal to the Principal Amount in Canadian dollars and for the term of such Floating Amount Calculation Period by prime banks in the London Interbank Market at 11:00 a.m. London time on the relevant Quotation Date for the term of such Floating Amount Calculation Period.

                  "LIBOR (Reserve Adjusted)" means, for any Floating Amount Calculation Period, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Seller as follows:

                      LIBOR                            LIBOR
                                     = ----------------------------------------
                  (Reserve Adjusted)   1.00 minus Eurodollar Reserve Percentage

                  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

                  "Loan" has the meaning ascribed to it in the Preamble.

                  "Loan Agreement" has the meaning ascribed to it in the Preamble.

                  "London Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation T, U, or X of the FRB.

                  "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, liabilities (actual or contingent), or financial condition of the Purchaser and its Subsidiaries taken as a whole.

                  "Material Financial Obligations" means Indebtedness or Contingent Obligations of the Purchaser or any Subsidiary or obligations of the Purchaser or any Subsidiary in respect of any Securitization Transaction, in an aggregate principal amount (for all applicable Indebtedness, Contingent Obligations and obligations in respect of Securitization Transactions) equal to or greater than US$7,500,000.

                  "Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Purchaser or any ERISA Affiliate may have liability.

                  "Nonvoting Stock" means the 3,000 shares of the Issuer's stock that have no voting rights and that are authorized in the Issuer's Articles of Incorporation.

                  "Obligations" means the obligation of the Purchaser to purchase and pay for Shares hereunder and all other advances, debts, liabilities, obligations, covenants and duties arising under any Transaction Agreement owing by the Purchaser or any Transaction Subsidiary to the Seller or any other Indemnified Person, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter arising.

                  "Organization Documents" means (i) for any corporation, the certificate of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (ii) for any partnership or joint venture, the partnership or joint venture agreement and any other organizational document of such entity, (iii) for any limited liability company, the certificate or articles of organization, the operating agreement and any other organizational document of such limited liability company, (iv) for any trust, the declaration of trust, the trust agreement and any other organizational document of such trust and (v) for any other entity, the document or agreement pursuant to which such entity was formed and any other organizational document of such entity.

                  "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Transaction Agreement.

                  "Parties" has the meaning ascribed to it in the Preamble.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, with respect to which the Purchaser or any ERISA Affiliate may have any liability.

                  "Permitted Liens" has the meaning ascribed to it in Section
6.2.

                  "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Purchaser or any Subsidiary existing or arising under Swap Contracts, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with (a) raw materials purchases, (b) interest or currency exchange rates, (c) operating expenses or other anticipated obligations of such Person, (d) other liabilities, commitments or assets held or reasonably anticipated by such Person or (e) changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA), other than a Multiemployer Plan, with respect to which the Purchaser or any ERISA Affiliate may have any liability, and includes any Pension Plan.

                  "Principal Amount" means C$50,000,000.

                  "Purchase Amount" has the meaning ascribed to it in Subsection 2.1(b).

                  "Purchase Closing Date" has the meaning ascribed to it in Subsection 2.1(c).

                  "Purchaser" has the meaning ascribed to it in the Preamble.

                  "Purchaser Acceleration Amount" has the meaning ascribed to it in Subsection 8.3(e).

                  "Quotation Date" means the second London Banking Day preceding the first day of a Floating Amount Calculation Period.

                  "Reportable Event" means, any of the events set forth in
Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Requirement of Law" means, as to any Person, any United States, state or foreign law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer, the president or any vice president of the Purchaser, or any other officer of the Purchaser having substantially the same authority and responsibility; or, with respect to financial matters, the chief financial officer or the treasurer of the Purchaser, or any other officer of the Purchaser having substantially the same authority and responsibility.

                  "Restricted Subsidiary" has the meaning ascribed to it in
Section 6.4.

                  "Scheduled Purchase Date" means each one of the dates set forth in Exhibit A hereto, or, if such day is not a Business Day, the next succeeding Business Day, unless such next succeeding Business Day falls in a different calendar month, in which case such date shall be the next preceding Business Day.

                  "Scheduled Subscription Date" means each one of the dates set forth in Exhibit A to the Subscription Agreement, subject to adjustment as provided therein.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securitization Transaction" means any sale, assignment or other transfer by the Purchaser or any Subsidiary of accounts receivable, lease receivables or other payment obligations owing to the Purchaser or any Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Purchaser or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.

                  "Seller" has the meaning ascribed to it in the Preamble.

                  "Share" means a share of the Nonvoting Stock.

                  "Subscription Agreement" has the meaning ascribed to it in the Preamble.

                  "Subscription Acceleration Event" has the meaning ascribed to it in the Subscription Agreement.

                  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Purchaser, including the Issuer and FinCo.

                  "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges and all liabilities with respect thereto imposed by Canada or any taxing jurisdiction thereof or therein.

                  "Termination Event" means any of the events or circumstances specified in Section 8.2.

                  "Total Debt to EBITDA Ratio" means, for any Computation Period, the ratio of (a) Total Indebtedness as of the last day of such Computation Period, to (b) EBITDA for such Computation Period.

                  "Total Indebtedness" means, at any time, all Indebtedness of the Purchaser and its Subsidiaries determined on a consolidated basis and to the extent not included in the definition of Indebtedness, the aggregate outstanding investment or claim held at such time by purchasers, assignees or other transferees of (or of interests in) receivables or other rights to payment of the Purchaser and its Subsidiaries in connection with any Securitization Transaction (regardless of the accounting treatment of such Securitization Transaction).

                  "Transaction Agreements" means this Agreement, the Subscription Agreement, the Loan Agreement, the Equity Funding Agreement, the Escrow Agreement and the Implementation Agreement.

                  "Transaction Subsidiary" means any Subsidiary that is a party to any of the Transaction Agreements.

                  "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of such Plan's assets, determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "United States" and "U.S." each mean the United States of America.

                  "United States dollars" and "US$" each mean the lawful money of the United States.

                  "Unmatured Event of Default" means any event or circumstance which, with the giving of notice, the lapse of time or both, will (if not cured, waived or otherwise remedied during such time) constitute an Event of Default.

                  "Van Every Family" means (i) a lineal descendant of Salem A. Van Every, Sr., including adopted persons as well as persons related by blood,
(ii) a spouse, widow or widower of an individual described in clause (i) above or (iii) a trust, estate, custodian and other fiduciary or similar account for the benefit of an individual described in either clause (i) or clause (ii) above.

                  "Wholly Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Purchaser, or by one or more of the other Wholly Owned Subsidiaries, or both.

                  "Year 2000 Problem" means the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to and after December 31, 1999.

                  1.2      Other Interpretive Provisions.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Transaction Agreement, and
(ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided herein, any reference to any action of the Seller by way of consent, approval or waiver shall be deemed modified by the phrase "in its sole discretion."

                  (g) This Agreement and the other Transaction Agreements are the result of negotiations among and have been reviewed by counsel to the Purchaser and the Seller, and are the products of all parties. Accordingly, they shall not be construed against the Seller merely because of the Seller's involvement in their preparation.

                  1.3      Accounting Principles.

                  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that if the Purchaser notifies the Seller that the Purchaser wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Seller notifies the Purchaser that the Seller wishes to amend Article VI for such purpose), then the Purchaser's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Purchaser and the Seller.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Purchaser.


                                   ARTICLE II

                                SALE AND PURCHASE


                  2.1 Sale and Purchase of Shares. (a) Subject to the terms and conditions hereof, and in reliance upon the representations and warranties set forth herein, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, on each Scheduled Purchase Date, the aggregate number of Shares set forth opposite such Scheduled Purchase Date in Exhibit A hereto.

                  (b) The aggregate purchase price for the Shares with respect to each Scheduled Purchase Date (the "Purchase Amount") shall be equal to (i) with respect to any Scheduled Purchase Date other than the last Scheduled Purchase Date, the Floating Amount and (ii) with respect to the last Scheduled Purchase Date, the sum of the Floating Amount and the Principal Amount. As used herein, "Floating Amount" means, with respect to any Scheduled Purchase Date, an amount in Canadian dollars equal to (i) the product of the Principal Amount times the Floating Rate, multiplied by (ii) a fraction, the numerator of which shall be the actual number of days in the Floating Amount Calculation Period ending on such Scheduled Purchase Date and the denominator of which shall be 360.

                  (c) The closing for the purchase and sale of the Shares with respect to any Scheduled Purchase Date shall take place on such Scheduled Purchase Date or on such other date and in such other place as the Purchaser and the Seller may agree in writing (each such dates being hereinafter referred to as a "Purchase Closing Date"), all in accordance with the procedures and provisions of the Escrow Agreement.

                  No later than 10:00 a.m., New York time, on each Purchase Closing Date:

                  (i) the Purchaser shall pay to the Seller the Purchase Amount for the Shares purchased on such date by appropriate wire transfer of immediately available funds to an account designated by the Seller;

                  (ii) promptly upon giving irrevocable instructions for the payment of the Purchase Amount as provided in the previous paragraph (i) the Purchaser shall provide to the Seller notice that the Purchaser has paid the Purchase Amount for the Shares purchased on such date (such notice to be accompanied by appropriate wire transfer reference information); and

                  (iii) the Seller shall promptly deliver such Shares to the Purchaser and execute all instruments of transfer or assignment as may be reasonably requested by Purchaser to effect the unconditional delivery and transfer of such Shares to the Purchaser, all in accordance with the procedures and provisions of the Escrow Agreement.

                  2.2 Business Days. Any payment stated to be due hereunder, any delivery of Shares stated to be made hereunder and any Floating Amount Calculation Period stated to end, on a given day shall be made or shall end (as the case may be), if such day is not a Business Day, on the next succeeding Business Day, unless such next succeeding Business Day falls in a different calendar month, in which case such payment shall be made or such Floating Amount Calculation Period shall end (as the case may be) on the next preceding Business Day.

                  2.3 Alternative Consideration. (a) So long as the sale and purchase of Shares hereunder has not been accelerated pursuant to the provisions of Section 8.3, if the Issuer fails to perform its obligations to issue and deliver Shares on any Scheduled Subscription Date under the Subscription Agreement, in lieu of delivering Shares on the Purchase Closing Date corresponding to the Scheduled Purchase Date falling on such Scheduled Subscription Date as contemplated by Subsection 2.1(c)(iii), the Seller hereby irrevocably transfers and assigns to the Purchaser, without recourse, the Seller's right to receive such Shares pursuant to the Subscription Agreement, and the Purchaser shall pay, as contemplated by Subsections 2.1(b) and 2.1(c)(i), the

Purchase Amount for the Shares scheduled to be purchased on such date in exchange for such transfer and assignment.

                  (b) The Seller's assignment of the right to receive the Shares referred to in Subsection 2.3(a) shall fully discharge the Seller's obligation to deliver Shares on the relevant Purchase Closing Date, and shall be without prejudice to the rights of the Seller under Section 8.3. Upon any such assignment, the Purchaser is hereby authorized by the Seller to take all such steps as may be necessary to enforce the rights hereby assigned to it.

                  2.4 No Representation or Warranty. (a) The Seller makes no representation or warranty and assumes no responsibility with respect to the authorization, execution, legality, validity, enforceability, genuineness or value of the Shares, except that the Seller represents and warrants that the Shares will be sold to the Purchaser hereunder free and clear of any Lien created by the Seller (other than any Lien created hereunder or under any other Transaction Agreement).

                  (b) The Seller makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of, the Loan Agreement, the Subscription Agreement, any other Transaction Agreement or any other instrument or document furnished pursuant thereto, other than the representations and warranties of the Seller set forth in Article VII hereof and
Section 5.2 of the Subscription Agreement.

                  (c) The Seller makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Transaction Subsidiaries or the performance or observance by any of the Transaction Subsidiaries of any of its obligations under the Loan Agreement, the Subscription Agreement or any other Transaction Agreement or any other instrument or document furnished pursuant thereto.

                  2.5 Purchaser's Obligations Unconditional. The obligations of the Purchaser hereunder, including the Purchaser's obligation to pay each Purchase Amount as contemplated herein, shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (a) the legality, validity, regularity or enforceability of any other Transaction Agreement;

                  (b) any defense, set-off or counterclaim which may at any time be available to or be asserted by any Transaction Subsidiary against the Seller;

                  (c) any modification or amendment of or supplement to any Transaction Agreement;

                  (d) any failure by any Transaction Subsidiary to perform any of its obligations under any Transaction Agreement for any reason whatsoever, including any failure by FinCo to make any payment under the Loan Agreement (whether or not resulting in any Subscription Acceleration Event under the Subscription Agreement or in any Event of Default under the Loan

Agreement), any failure by the Issuer to issue or deliver any Shares under the Subscription Agreement or any failure by the Escrow Agent to perform its obligations under the Escrow Agreement;

                  (e) the absence of any action to enforce a Transaction Agreement or to recover a judgment against any Transaction Subsidiary;

                  (f) any change in the corporate existence, structure or ownership of any Transaction Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting a Transaction Subsidiary or its assets or any resulting release or discharge of any obligation of any Transaction Subsidiary in respect of the Transaction Agreements;

                  (g) any assignment of rights in lieu of delivery of Shares in accordance with the provisions of Sections 2.3 or 8.3; and

                  (h) any other act or omission to act or delay of any kind by any Transaction Subsidiary or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Purchaser's obligations hereunder.


                                   ARTICLE III

                           TAXES AND YIELD PROTECTION

                  3.1 Taxes. (a) Any and all payments by the Purchaser to the Seller under this Agreement shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Purchaser shall pay all Other Taxes.

                  (b) If the Purchaser shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any amount payable hereunder to the Seller, then:

                           (i) the amount payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), the Seller receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made; provided, however, that no such increased amounts shall be payable in respect of Taxes imposed on or measured by the Seller's net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Seller is organized or has its principal place of business or maintains its applicable lending office;

                           (ii) the Purchaser shall make such deductions and withholdings; and

                           (iii) the Purchaser shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

                  (c) The Purchaser agrees to indemnify and hold harmless the Seller for the full amount of Taxes and Other Taxes in the amount that the Seller specifies as necessary to preserve the yield after Taxes and Other Taxes the Seller would have received under the Financing if such Taxes or Other Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto; provided, however, that no such amounts shall be payable in respect of Taxes imposed on or measured by the Seller's net income by the jurisdiction or any political subdivision thereof under the laws of which the Seller is organized or has its principal place of business or maintains its applicable lending office. Payment under this indemnification shall be made within 30 days after the date the Seller makes written demand therefor. Notwithstanding the foregoing provisions of this Subsection 3.1(c), if the Seller fails to notify the Purchaser of any event or circumstance which would entitle the Seller to compensation pursuant to this Subsection 3.1(c) within 120 days after such event or circumstance, then the Seller shall not be entitled to compensation from the Purchaser for any amount arising prior to the date which is 120 days before the date on which the Seller notifies the Purchaser of such event or circumstance.

                  (d) Within 30 days after the date of any payment by the Purchaser of any Taxes or Other Taxes pursuant to paragraph (b) above, the Purchaser shall furnish the Seller the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Seller.

                  3.2 Increased Costs and Reduction of Return. (a) If the Seller determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of LIBOR (Reserve Adjusted)) in or in the interpretation of any law or regulation or (ii) compliance by the Seller with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Seller of agreeing to make or making, funding or maintaining the Financing, then the Purchaser shall be liable for, and shall from time to time upon demand pay to the Seller, additional amounts as are sufficient to compensate the Seller for such increased cost.

                  (b) If the Seller shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Seller or any corporation controlling the Seller with any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by the Seller or any corporation controlling the Seller and (taking into consideration the Seller's or such corporation's policies with respect to capital adequacy and the Seller's desired return on capital) determines that the amount of such capital is increased as a consequence of the Financing, then, upon demand of the Seller to the Purchaser, the Purchaser agrees to pay to the Seller, from time to time as specified by the Seller, additional amounts sufficient to compensate the Seller for such increase.

                  (c)      Notwithstanding the foregoing provisions of this
Section 3.2, if the Seller fails to notify the Purchaser of any event or circumstance which would entitle the Seller to compensation pursuant to this
Section 3.2 within 60 days after such event or circumstance, then the Seller shall not be entitled to compensation from the Purchaser for any amount arising prior to the date which is 60 days before the date on which the Seller notifies the Purchaser of such event or circumstance.

                  3.3 Funding Losses. The Purchaser shall reimburse the Seller and hold the Seller harmless from any loss or expense which the Seller may sustain or incur as a consequence of the fact that, upon any acceleration of the sale and purchase of the Shares pursuant to Section 8.3, the Accelerated Closing Date does not fall on a Scheduled Purchase Date, including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the Financing or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Purchaser to the Seller under this Section, the Principal Amount (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at LIBOR by a matching deposit or other borrowing in the interbank market for a comparable amount and for a comparable period, whether or not such Principal Amount is in fact so funded.

                  3.4 Certificate of Seller. In order to claim reimbursement or compensation under this Article III the Seller shall deliver to the Purchaser a certificate setting forth in reasonable detail the amount payable to the Seller hereunder and the manner in which such amount has been calculated, and any such certificate shall be conclusive and binding on the Purchaser in the absence of manifest error.

                  3.5 Survival. The agreement and obligations of the Purchaser in this Article III shall survive the termination of this Agreement and the payment of all other Obligations.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  The Purchaser represents and warrants to the Seller that:

                  4.1 Corporate Existence and Power. The Purchaser and each of its Subsidiaries:

                  (a) is a corporation duly organized, validly existing and, if applicable in the jurisdiction of its incorporation, in good standing under the laws of the jurisdiction of its incorporation;

                  (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and to carry on its business and (ii) in the case of the Purchaser and each Transaction Subsidiary, to execute, deliver and perform its obligations under the Transaction Agreements to which the Purchaser or such Transaction Subsidiary is a party;

                  (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                  (d)      is in compliance with all Requirements of Law;

except, in each case referred to in subparagraph (b)(i), paragraph (c) or paragraph (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  4.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Purchaser and each Transaction Subsidiary of the Transaction Agreements to which the Purchaser or such Transaction Subsidiary is a party have been duly authorized by all necessary corporate action of the Purchaser or such Transaction Subsidiary, and do not and will not:

                  (a) contravene the terms of any of the Purchaser's or such Transaction Subsidiary's Organization Documents;

                  (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Purchaser or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which the Purchaser or any of its Subsidiaries or any of its or their property is subject; or

                  (c)      violate any Requirement of Law.

                  4.3 Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Purchaser of this Agreement or against the Purchaser or any of the Transaction Subsidiaries of any other Transaction Agreement to which the Purchaser or such Transaction Subsidiary is a party.

                  4.4 Binding Effect. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability; each other Transaction Agreement to which the Purchaser or any Transaction Subsidiary is a party constitutes a legal, valid and binding obligation of the Purchaser or such Transaction Subsidiary, enforceable against the Purchaser or such Transaction Subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  4.5 Litigation. Except as specifically disclosed in Part I of the Disclosure Memorandum, there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Purchaser, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Purchaser or any Subsidiary or any of their respective properties (a) which purport to affect or pertain to this Agreement or any other Transaction Agreement, or any of the transactions contemplated hereby or thereby; or (b) as to which there exists a reasonable likelihood of an adverse determination, which determination would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Agreement, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                  4.6 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring of any Obligations by the Purchaser. Neither the Purchaser nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

                  4.7 ERISA Compliance. Except as specifically disclosed in Schedule 4.7:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Purchaser, nothing has occurred which would cause the loss of such qualification. The Purchaser and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of the Purchaser, threatened claims, actions or lawsuits, or actions by any Governmental Authority, with respect to any Plan which have resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;
(iii) no Pension Plan has any Unfunded Pension Liability; (iv) neither the Purchaser nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (v) neither the Purchaser nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (vi) neither the Purchaser nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                  4.8 Margin Regulations. Neither the Purchaser nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purposes of purchasing or carrying Margin Stock.

                  4.9 Title to Properties. The Purchaser and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such liens, title defects and other matters affecting title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the date hereof, the property of the Purchaser and its Subsidiaries is subject to no Liens other than Permitted Liens.

                  4.10 Taxes. The Purchaser and its Subsidiaries have filed all U.S. federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Purchaser or any Subsidiary that would, if made, have a Material Adverse Effect.

                  4.11 Financial Condition. (a) The audited consolidated financial statements of the Purchaser and its Subsidiaries dated as of December 26, 1998, and the related consolidated statements of income or operations, stockholders' equity and cash flows for the fiscal year ended on that date, copies of which shall have been previously delivered to the Seller:

                           (i)    were prepared in accordance with GAAP
         consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein;

                           (ii) fairly present the financial condition of the Purchaser and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby; and

                           (iii) except as specifically disclosed in Part II of the Disclosure Memorandum, show all material indebtedness and other liabilities, absolute or contingent, of the Purchaser and its consolidated Subsidiaries as of the dates thereof, including liabilities for all material taxes and material Contingent Obligations.

                  (b) Since December 26, 1998, there has been no Material Adverse Effect.

                  4.12 Environmental Matters. Except as specifically disclosed in Part III of the Disclosure Memorandum, the Purchaser is in material compliance with all applicable Environmental Laws and is not subject to Environmental Claims except for such non-compliance and Environmental Claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.13 Regulated Entities. None of the Purchaser, any Person controlling the Purchaser, or any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940. The Purchaser is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                  4.14 No Burdensome Restrictions. Neither the Purchaser nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

                  4.15 Copyrights, Patents, Trademarks and Licenses, etc. The Purchaser and its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Purchaser, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Purchaser or any Subsidiary, and which is material to the business or operations of the Purchaser and its Subsidiaries, infringes upon any rights held by any other Person.

                  4.16 Subsidiaries. The Purchaser has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 4.16 and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 4.16. Except as otherwise contemplated by the Transaction Agreements, the Purchaser owns, directly or indirectly, all of the issued and outstanding capital stock of the Issuer and FinCo.

                  4.17 Insurance. The properties of the Purchaser and each Subsidiary are insured with financially sound and reputable insurance companies not Affiliates of the Purchaser, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Purchaser or such Subsidiary operates.

                  4.18 Swap Obligations. Neither the Purchaser nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations.

                  4.19 Full Disclosure. The representations and warranties made by the Purchaser or any Transaction Subsidiary in the Transaction Agreements as of the date such representations and warranties are made or deemed made, and the statements contained in any exhibit, report or certificate furnished by or on behalf of the Purchaser or any Transaction Subsidiary in connection with the Transaction Agreements, taken as a whole, do not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                  4.20 Year 2000. The Purchaser and its Subsidiaries are taking all reasonably necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Purchaser and its Subsidiaries as a result of the Year 2000 Problem, including risks resulting from the failure of key vendors and customers of the Purchaser to successfully address the Year 2000 Problem and (b) the Purchaser's and its Subsidiaries' material computer applications are reasonably expected to, on a timely basis, adequately address the Year 2000 Problem, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  4.21 No Registration. The Purchaser (i) understands that the Shares are not being and will not be registered under the Securities Act and are being sold to it in a transaction that is exempt from the registration requirements of the Securities Act, (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, (iii) is an "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) able to bear the economic risk of investment in the Shares, and
(iv) is not acquiring the Shares with a view to any distribution thereof in violation of the Securities Act.


                                    ARTICLE V

                       AFFIRMATIVE COVENANTS OF PURCHASER

                  So long as the Purchaser shall not have made payment in full of the Purchase Amounts for all Shares purchased hereunder or any other Obligation shall remain unpaid or unsatisfied, unless the Seller waives compliance in writing:

                  5.1 Financial Statements. The Purchaser shall deliver to the Seller, in form and detail satisfactory to the Seller:

                  (a) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Purchaser and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of KPMG LLP or another nationally-recognized independent public accounting firm ("Independent Auditor"), which opinion (i) shall state that such consolidated financial statements present fairly the Purchaser's consolidated financial position for the periods indicated in conformity with GAAP and (ii) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Purchaser's or any Subsidiary's records; and

                  (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Purchaser and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer of the Purchaser as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Purchaser and its Subsidiaries as of such date and for such period.

                  5.2 Certificates; Other Information. The Purchaser shall furnish to the Seller:

                  (a) concurrently with the delivery of the financial statements referred to in Subsections 5.1(a) and (b), a Compliance Certificate executed by a Responsible Officer of the Purchaser;

                  (b) promptly, copies of all financial statements and reports that the Purchaser sends to its shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10-K, 10-Q and 8-K) that the Purchaser or any Subsidiary may make to, or file with, the SEC; and

                  (c) promptly, such additional information regarding the business, financial or corporate affairs of the Purchaser or any Subsidiary as the Seller may from time to time reasonably request.

                  5.3 Notices. The Purchaser shall promptly (or, in the case of any event described in clause (c)(ii) below, not less than 10 days prior to the occurrence of such event) notify the Seller:

                  (a) of the occurrence of any Event of Default or Unmatured Event of Default known to the Purchaser;

                  (b) of any of the following matters that has resulted or is reasonably expected to result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of the Purchaser or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Purchaser or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Purchaser or any Subsidiary including pursuant to any applicable Environmental Laws;

                  (c) of the occurrence of any of the following events known to the Purchaser which affect the Purchaser or any ERISA Affiliate, and deliver to the Seller a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Purchaser or any ERISA Affiliate with respect to such event:

                           (i)   an ERISA Event;

                           (ii)  a contribution failure with respect to a
Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

                           (iii) a material increase in the Unfunded Pension
 Liability of any Pension Plan;

                           (iv) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Purchaser or any ERISA Affiliate; or

                           (v) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

                  (d) of any material change in accounting policies or financial reporting practices by the Purchaser and its consolidated Subsidiaries.

                  Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Purchaser or any affected Subsidiary proposes to take with respect thereto. Each notice under Subsection 5.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or any other Transaction Agreement that, to the best of such Responsible Officer's knowledge, have been breached or violated.

                  5.4 Preservation of Corporate Existence, Etc. The Purchaser shall, and shall cause each Subsidiary to:

                  (a) preserve and maintain in full force and effect its corporate existence and valid existence under the laws of its jurisdiction of organization;

                  (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business (except (i) in connection with transactions permitted by Section 6.7 and sales of assets permitted by Section 6.3 and (ii) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect);

                  (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                  (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

                  5.5 Maintenance of Property. The Purchaser shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

                  5.6 Insurance. The Purchaser shall, and shall cause each Subsidiary to, maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

                  5.7 Payment of Obligations. The Purchaser shall, and shall cause each Subsidiary to, pay and discharge, as the same shall become due and payable, all their respective material obligations and liabilities, including:

                  (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Purchaser or such Subsidiary; and

                  (b) all material claims which, if unpaid, would by law become a Lien upon its property unless the same are contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Purchaser or such Subsidiary.

                  5.8 Compliance with Laws. The Purchaser shall, and shall cause each Subsidiary to, comply in all material respects with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, 29 U.S.C. ss. 2.01 et seq.), except such as may be contested in good faith or as to which a bona fide dispute may exist.

                  5.9 Compliance with ERISA. The Purchaser shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

                  5.10 Inspection of Property and Books and Records. The Purchaser shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries (sufficient to permit the preparation of consolidated financial statements in conformity with
GAAP) shall be made of all financial transactions and matters involving the assets and business of the Purchaser and such Subsidiary. The Purchaser shall permit, and shall cause each Subsidiary to permit, the Seller or its representatives, at any reasonable time during normal business hours, upon advance request of the Seller, to visit and inspect the properties of the Purchaser or any Subsidiary, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss the affairs, finances and accounts of the Purchaser or any Subsidiary with the appropriate officers of the Purchaser or such Subsidiary.

                  5.11 Environmental Laws. The Purchaser shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all material Environmental Laws, except such as may be contested in good faith or as to which a bona fide dispute may exist.

                  5.12 Year 2000. The Purchaser and its Subsidiaries shall take all reasonably necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Purchaser and its subsidiaries as a result of the Year 2000 Problem, including risks resulting from the failure of key vendors and customers of the Purchaser to successfully address the Year 2000 Problem.


                                   ARTICLE VI

                         NEGATIVE COVENANTS OF PURCHASER

                  So long as the Purchaser shall not have made payment in full of the Purchase Amounts for all Shares purchased hereunder or any other Obligation shall remain unpaid or unsatisfied, unless the Seller waives compliance in writing:

                  6.1      Financial Condition Covenants.

                  (a) Total Debt to EBITDA Ratio. The Purchaser shall not permit the Total Debt to EBITDA Ratio to be greater than (i) for each Computation Period ending on or prior to April 12, 2002, 3.00 to 1, and (ii) for any Computation Period ending thereafter, 2.50 to 1.

                  (b) Interest Coverage Ratio. The Purchaser shall not permit, as of the last day of any Computation Period, the Interest Coverage Ratio to be less than (i) for each Computation Period ending on or prior to April 12, 2002, 2.50 to 1, and (ii) for any Computation Period ending thereafter, 3.00 to 1.

                  6.2 Limitation on Liens. The Purchaser shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                  (a) any Lien existing on property of the Purchaser or any Subsidiary on the date hereof and set forth in Schedule 6.2 securing Indebtedness outstanding on such date, and any extension, renewal or replacement of any such Lien so long as the principal amount secured thereby is not increased and the scope of the property subject to such Lien is not extended;

                  (b) any Lien created under the Credit Agreement, dated as of April 12, 1999, among Lance, Inc., and the other parties named therein, as amended as of the date hereof (the "Credit Agreement");

                  (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 5.7, provided that no notice of lien has been filed or recorded under the Code or any other Requirement of Law;

                  (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                  (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (f) Liens on the property of the Purchaser or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other non-delinquent obligations of a like nature; in each case incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                  (g) Liens consisting of judgment or judicial attachment liens and liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments, provided that all such liens in the aggregate at any time outstanding for the Purchaser and its Subsidiaries do not exceed US$5,000,000 unless, in the case of judgment and judicial attachment liens, the enforcement of such liens is effectively stayed;

                  (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, individually or in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Purchaser and its Subsidiaries;

                  (i) purchase money security interests on any property acquired or held by the Purchaser or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed US$5,000,000;

                  (j) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

                  (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Purchaser in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Purchaser or any Subsidiary to provide collateral to the depository institution;

                  (l) Liens arising in connection with Securitization Transactions; provided, that the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions shall not exceed US$25,000,000; and

                  (m) other Liens securing Indebtedness not at any time exceeding in the aggregate of US$10,000,000.

                  6.3 Disposition of Assets. The Purchaser shall not, and shall not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                  (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                  (b) the sale, assignment or other transfer of accounts receivable, lease receivables or other rights to payment pursuant to any Securitization Transaction; provided, that the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) such receivables or other rights to payment shall not exceed US$25,000,000; and

                  (c) the sale of assets that are leased back to the Purchaser or a Subsidiary, involving amounts not to exceed US$10,000,000 in the aggregate in any fiscal year; and

                  (d) dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition and (ii) the aggregate value of all assets so disposed of by the Purchaser and its Subsidiaries in any fiscal year shall not exceed US$10,000,000.

                  6.4 Consolidations and Mergers. The Purchaser shall not, and shall not permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any other Person, except:

                  (a) any Subsidiary may merge with the Purchaser, provided that the Purchaser shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation, or the continuing or surviving corporation shall be a Wholly-Owned Subsidiary;

                  (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Purchaser or another Wholly-Owned Subsidiary; and

                  (c) any merger, consolidation or disposition in connection with a transaction permitted by Section 6.3 or an Acquisition permitted by Section 6.5;

provided that, notwithstanding the foregoing, the Purchaser shall not permit any of South MECKCA, LLC, West MECKCA, LLC, Norbehouse, LP, and HSW Mortgage Corp. (each a "Restricted Subsidiary") to merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any other Person, except that (x) any Restricted Subsidiary may merge with the Purchaser, provided that the Purchaser shall be the continuing or surviving corporation, or with any one or more of Restricted Subsidiaries, and (y) any Restricted Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Purchaser or another Restricted Subsidiary.

                  6.5 Loans and Investments. The Purchaser shall not, and shall not permit any Subsidiary to, purchase or acquire, or make any commitment to purchase or acquire, any capital stock, equity interest or obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisition, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in any Person (including any Affiliate of the Purchaser) (any of the foregoing an "Investment"), except for:

                  (a) Investments held by the Purchaser or any Subsidiary in the form of cash equivalents or short term marketable securities;

                  (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (c) Investments by the Purchaser in any of its Subsidiaries or by any of its Subsidiaries to another of its Subsidiaries;

                  (d) other Investments (including those incurred in order to consummate Acquisitions not otherwise prohibited herein), provided that no Event of Default or Unmatured Event of Default exists or will result therefrom;

                  (e) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

                  (f) pledges or deposits required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security legislation;

                  (g) advances, loans or extensions of credit to suppliers in the ordinary course of business by the Purchaser and its Subsidiaries;

                  (h) advances, loans or extensions of credit in the ordinary course of business by the Purchaser and its Subsidiaries to employees of the Purchaser and its Subsidiaries;

                  (i) repurchases by the Purchaser of its common stock to the extent permitted by Section 6.10; and

                  (j) loans to an employee stock ownership plan established by the Purchaser, the proceeds of which are used solely to purchase stock of the Purchaser.

                  6.6 Limitation on Subsidiary Indebtedness. The Purchaser shall not permit its Subsidiaries to create, incur, assume or suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (other than Indebtedness owing to the Purchaser or another Subsidiary and any Indebtedness created pursuant to the Transaction Agreements) (but including any deferred promissory notes (the "Deferred Notes") issued by a Subsidiary pursuant to the Purchaser's Agreement of Purchase and Sale with the shareholders of Tamming Foods Ltd. in the original amount of C$21,000,000) at any time outstanding in an aggregate amount not to exceed the excess of (i) US$65,000,000 over (ii) to the extent not constituting Indebtedness, obligations of its Subsidiaries in respect of Securitization Transactions to the extent of the aggregate investment or claim held at any time by purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in Securitization Transactions, provided that the Purchaser shall not permit HSW Mortgage Corp., Norbehouse, LP, South MECKCA, LLC and West MECKCA, LLC to create, incur, assume or suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness.

                  6.7 Transactions with Affiliates. The Purchaser shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Purchaser (other than the Purchaser or a Subsidiary), except upon fair and reasonable terms no less favorable to the Purchaser or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Purchaser or such Subsidiary.

                  6.8 Use of Proceeds. The Purchaser shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Financing, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Purchaser or others incurred to purchase or carry Margin Stock or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

                  6.9 Swap Contracts. The Purchaser shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any obligations under Swap Contracts except for Permitted Swap Obligations.

                  6.10     Restricted Payments. The Purchaser shall not
(i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or (ii) purchase, redeem or otherwise acquire for value, or permit any Subsidiary to purchase or otherwise acquire for value, any shares of the Purchaser's capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except that:

                  (a) the Purchaser may declare and make dividend payments or other distributions payable solely in its common stock;

                  (b) the Purchaser may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

                  (c) so long as (1) no Event of Default or Unmatured Event of Default exists or would result therefrom and (2) the Purchaser's consolidated stockholders' equity, after giving effect thereto, is not less than US$125,000,000, the Purchaser may (x) declare and pay cash dividends to its stockholders; and (y) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire such shares; and

                  (d) HSW Mortgage Corp. may declare and pay cash dividends to the holders of its 10% Series A Cumulative Preferred Stock in an aggregate amount not exceeding US$15,000 in any fiscal year.

                  6.11 ERISA. The Purchaser shall not, and shall not permit any of its ERISA Affiliates to, (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Purchaser in an aggregate amount in excess of US$5,000,000 or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                  6.12 Change in Business. The Purchaser shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Purchaser and its Subsidiaries on the date hereof.

                  6.13 Accounting Changes. The Purchaser shall not, and shall not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP.

                  6.14 HSW Mortgage Loan. The Purchaser shall not, and shall not permit any Subsidiary to, sell or otherwise dispose of any of its interest in South MECKCA, LLC, West MECKCA, LLC, Norbehouse, LP, or HSW Mortgage Corp. The Purchaser shall not permit HSW Mortgage Corp. to sell or otherwise dispose of or encumber any of its rights under or in respect of the HSW Mortgage Loan or the related deed of trust existing on the date hereof.

                                   ARTICLE VII

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  The Seller represents and warrants to the Purchaser that:

                  7.1      Corporate Existence and Power. The Seller:

                  (a) has been duly organized and is validly existing as a national banking association, has full corporate power and authority to own its assets and to conduct its business, and is in good standing under the laws of the jurisdiction of its incorporation;

                  (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement and the other Transaction Agreements to which it is a party; and

                  (c) is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license (other than where the failure to be so qualified would not have a material adverse effect on the Seller or the Seller's assets).

                  7.2 Corporate Authorization; Valid, Legal and Binding Agreement. The execution, delivery and performance by the Seller of this Agreement and the other Transaction Agreements to which it is a party have been duly authorized by all necessary corporate action, and this Agreement and the other Transaction Agreements to which it is a party are valid obligations of the Seller, legally binding upon and enforceable against the Seller in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, rehabilitation, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  7.3 Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Seller of this Agreement or any other Transaction Agreement to which it is a party.


                                  ARTICLE VIII

                                  ACCELERATION

                  8.1 Event of Default. Any of the following shall constitute an "Event of Default":

                  (a) Non-Payment. The Purchaser fails to pay, (i) when and as required to be paid herein, any amount of Principal Amount, or (ii) within three Business Days after the same becomes due, any Floating Amount, interest, fee or any other amount payable hereunder or under any other Transaction Agreement.

                  (b) Representation or Warranty. Any representation or warranty by the Purchaser or any transaction Subsidiary made or deemed made herein or in any other Transaction Agreement, or which is contained in any certificate, document or financial or other statement by the Purchaser or any Responsible Officer of the Purchaser furnished at any time under this Agreement or under any other Transaction Agreement, is incorrect in any material respect on or as of the date made or deemed made.

                  (c) Specific Defaults. The Purchaser fails to perform or observe any term, covenant or agreement of the Purchaser contained in Subsection 5.3(a), Section 6.2, 6.3, 6.4, 6.8, 6.11 or 6.13.

                  (d) Other Defaults. The Purchaser fails to perform or observe any other term or covenant contained in this Agreement or any other Transaction Agreement to which it is a party, and such failure shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Purchaser by the Seller.

                  (e)      Cross-Default. The Purchaser or any Subsidiary
(A) fails to make any payment in respect of Material Financial Obligations when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to Material Financial Obligations if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Material Financial Obligations or the beneficiary or beneficiaries of such Material Financial Obligations (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Material Financial Obligations to become due and payable prior to the stated maturity thereof or such Material Financial Obligations to become payable or cash collateral in respect thereof to be demanded.

                  (f) Insolvency; Voluntary Proceedings. The Purchaser or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course;

(iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.

                  (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Purchaser or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of the Purchaser's or any Subsidiary's properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; (ii) the Purchaser or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding with respect to the Purchaser or such Subsidiary; or (iii) the Purchaser or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

                  (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Purchaser under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of US$5,000,000; (ii) a contribution failure shall occur with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (iii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds US$5,000,000; or (iv) the Purchaser or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period (or any period during which (x) the Purchaser is permitted to contest its obligation to make such payment without incurring any liability (other than interest) or penalty and (y) the Purchaser is contesting such obligation in good faith and by appropriate proceedings), any installment payment with respect to its withdrawal liability under Section 4201 of ERISA or any contribution obligation under
Section 4243 of ERISA, in each case under a Multiemployer Plan in an aggregate amount in excess of US$5,000,000.

                  (i) Loan Termination or Acceleration. The obligations of the Lender under Loan Agreement are terminated pursuant to Section 3.2 thereof, or the Loan is declared to be immediately due and payable under Section 10.2 of the Loan Agreement, in the absence of any event specified in Subsection 10.1(d) of the Loan Agreement.

                  (j) Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Purchaser or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions of US$10,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 30 days after the entry thereof.

                  (k)      Change of Control.  Any Change of Control occurs.

                  (l) Ownership of Certain Subsidiaries. The Purchaser shall fail to own, directly or indirectly, 100% of the capital stock of the Issuer and FinCo (other than as contemplated by the Transaction Agreements).

                  Each of the foregoing shall constitute an Event of Default whether or not any Subscription Acceleration Event shall have occurred under the Subscription Agreement and whether or not any assignment of rights shall have occurred under Sections 3.1 or 3.2 thereof.

                  8.2 Termination Events. Any of the following shall constitute a "Termination Event":

                  (a) Material Adverse Change in Law. The Seller determines that, due to the promulgation or adoption of or any change in or in the interpretation of any Requirement of Law, a material decrease in the after-tax yield the Seller receives under the Financing has occurred or will occur (other than any decrease caused by a generally applicable change in income tax rates), provided, that the Seller shall use reasonable efforts (consistent with legal and regulatory restrictions) to take such measures as are necessary to eliminate such decrease, if such measures in the Seller's sole judgment are not otherwise disadvantageous to it and will not result in any cost or expense for the Seller not reimbursed pursuant to Article III.

                  (b) Change in Tax Characterization. Either of the Seller or the Purchaser determines, based upon an opinion of independent counsel of recognized standing, that the promulgation or adoption of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, causes it to be more likely than not that the Financing would be characterized for U.S. federal income tax purposes in a manner materially different from that contemplated in the Implementation Agreement and such change in characterization would have a materially adverse effect on at least one party (the "Affected Party").

                  (c) Illegality. The Seller determines, based upon an opinion of independent counsel of recognized standing, that the promulgation or adoption of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it or will make it unlawful, or that any central bank or other Governmental Authority has asserted that it is or will be unlawful, for the Seller to maintain the Financing, including under the Bank Holding Company Act.

                  (d) Foreign Exchange Controls. Any Requirement of Law imposes limitations on the amount of, or otherwise materially restricts the ability of any party to make, any payment hereunder or under any other Transaction Agreement to a resident of a country other than that of the payor.

                  (e) Loan Default. Any event specified in Section 10.1 of the Loan Agreement (other than an event specified in Subsection 10.1(d) thereof) occurs and the Lender has not declared the Loan to be immediately due and payable pursuant to Section 10.2 thereof.

                  Each of the foregoing shall constitute a Termination Event whether or not any Subscription Acceleration Event shall have occurred under the Subscription Agreement and whether or not any assignment of rights shall have occurred under Sections 3.1 or 3.2 thereof.

                  8.3 Acceleration. (a) If any Event of Default, other than an Event of Default specified in paragraphs (f), (g) or (i) of Section 8.1, or any Termination Event, shall occur and be continuing, the Seller (or the Affected Party in the case of a Termination Event specified in

Subsection 8.2(b)), may, by notice to the other Party (the "Acceleration Notice"), cause the sale and purchase of Shares hereunder to be accelerated, whereupon, no later than 10:00 a.m., New York time, on the earlier of (i) the next succeeding Scheduled Purchase Date and (ii) the thirtieth Business Day after the date of such Acceleration Notice (or in the case of a Termination Event specified in Subsection 8.2(c), the date (if earlier) on which the Seller may no longer continue to maintain the Financing) (the "Accelerated Closing Date"), the Purchaser Acceleration Amount shall become immediately due and payable without any other notice or formality being required and the Purchaser shall pay to the Seller the Purchaser Acceleration Amount on such Accelerated Closing Date and shall provide notice to the Seller that it has paid the Purchaser Acceleration Amount (such notice to be accompanied by a copy of the Fed wire transfer instructions stating the wire reference number).

                  (b)      If any Event of Default specified in paragraphs (f),
(g) or (i) of Section 8.1 shall occur, the sale and purchase of Shares hereunder shall be accelerated automatically and the Purchaser Acceleration Amount shall become immediately due and payable without any notice or other formality being required. On the date following the occurrence of such event that the Seller designates as the Accelerated Closing Date by notice to the Purchaser (which date, in the event of the occurrence of an Event of Default specified in paragraph (i) of Section 8.1 only, and in the absence of any other Event of Default, shall be not earlier than two nor later than four Business Days following the occurrence of such Event of Default), the Purchaser shall pay to the Seller the Purchaser Acceleration Amount, and shall provide notice to the Seller that it has paid the Purchaser Acceleration Amount (such notice to be accompanied by a copy of the wire transfer instructions stating the Fed wire reference number).

                  (c) If on or prior to the Accelerated Closing Date as determined pursuant to any of the foregoing provisions of this Section 8.3, the Subscription Agreement has been accelerated pursuant to the provisions of
Section 3.2 thereof and the Seller has received Shares constituting part or all of the Acceleration Amount (as defined therein), the Seller shall deliver to the Purchaser such Shares constituting part or all of the Acceleration Amount, in accordance with the provisions of Subsection 2.1(c)(iii). In any other case, upon acceleration of the sale and purchase of Shares pursuant to any of the provisions of this Section 8.3, the Seller hereby irrevocably transfers and assigns to the Purchaser, without recourse, all of the Seller's right, title and interest in and to the Loan Agreement (to the extent not previously transferred pursuant to the Subscription Agreement), the Subscription Agreement, and the Escrow Agreement, and the Purchaser hereby irrevocably accepts and assumes from the Seller all of the Seller's obligations and liabilities (if any) under the Loan Agreement (to the extent not previously transferred pursuant to the Subscription Agreement), the Subscription Agreement, and the Escrow Agreement, in each case effective as of such Accelerated Closing Date.

                  (d) The parties acknowledge that any assignment and assumption pursuant to this Section 8.3 is conditional, and shall take effect automatically, as of the Accelerated Closing Date, and that until such time the Purchaser shall have no rights or obligations under the Loan Agreement (other than rights and obligations previously transferred to the Purchaser pursuant to the provisions of this Agreement or the Subscription Agreement). Upon any assignment and assumption of the Loan Agreement, the Subscription Agreement and the Escrow Agreement pursuant to Subsection 8.3(c), the Seller shall be released from all of its obligations thereunder, and the Purchaser is hereby authorized by the Seller to take all such steps as may be necessary to enforce the rights hereby assigned to it. Any such assignment and assumption shall fully discharge the Seller's obligation to sell and deliver Shares hereunder (whether or not, in case of any acceleration pursuant to Subsection 8.3(b), the Purchaser makes the election referred to in Subsection 8.3(f) below).

                  (e) As used herein, "Purchaser Acceleration Amount" shall mean, with respect to any Accelerated Closing Date, the Principal Amount, plus an amount equal to (i) the product of the Principal Amount times the Floating Rate for the Floating Amount Calculation Period during which such Accelerated Closing Date falls, multiplied by (ii) a fraction, the numerator of which shall be the actual number of days elapsed from the next preceding Scheduled Purchase Date to such Accelerated Closing Date, and the denominator of which shall be 360.

                  (f) Notwithstanding the foregoing, if an Event of Default specified in paragraph (h) of Section 8.1 shall occur and no other Event of Default shall occur, the Purchaser may elect by notice given to the Seller at least one Business Day prior to the Accelerated Closing Date determined pursuant to Subsection 8.3(b) to pay Purchase Amounts on each Scheduled Purchase Date in accordance with the provisions of Subsections 2.1(b) and 2.1(c) in lieu of paying the Purchaser Acceleration Amount on such Accelerated Closing Date. Such notice shall be irrevocable and if the Purchaser makes such election, it shall remain subject to its absolute and unconditional obligation to pay Purchase Amounts on each Scheduled Purchase Date notwithstanding the release and discharge of the Seller from any further obligation to deliver shares to the Purchaser on or after such Accelerated Closing Date. In the event that after such election, any subsequent Event of Default (other than an Event of Default specified in paragraphs (f) or (g) of Section 8.1) or any Termination Event shall occur and be continuing, the Seller may cause the Purchaser Acceleration Amount to become due and payable by notice to the Purchaser specifying an Accelerated Closing Date, whereupon the Purchaser Acceleration Amount shall become immediately due and payable without any notice or other formality being required and the Purchaser shall pay to the Seller the Purchaser Acceleration Amount on such Accelerated Closing Date (such notice to be accompanied by a copy of the Fed wire transfer instructions stating the Fed wire reference number). In the event that after such election, any Event of Default specified in paragraphs
(f) or (g) of Section 8.1 shall occur, the Purchaser Acceleration Amount shall become immediately due and payable without any notice or other formality being required, and the Purchaser shall pay to the Seller the Purchaser Acceleration Amount on the date following the occurrence of such event that the Seller designates as the Accelerated Closing Date by notice to the Purchaser, and shall provide notice to the Seller that it has paid the Purchaser Acceleration Amount (such notice to be accompanied by a copy of the Fed wire transfer instructions stating the Fed wire reference number).

                  8.4 Rights Not Exclusive. The rights provided for in this Agreement are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                  8.5 Termination. Following any acceleration of this Agreement pursuant to Section 8.3, this Agreement shall terminate immediately at such time as the respective obligations of the Seller and the Purchaser pursuant to Section 8.3 shall have been completed

(including, in case of any election made by the Purchaser under Subsection 8.3(f), payment in full of each Purchase Amount), and neither Party shall be under any further obligation to, or have any further claim against, the other Party with respect to this Agreement; provided, however, that the obligations of the Purchaser under Article III, Section 10.1 and Section 10.4 shall remain in effect.


                                   ARTICLE IX

                              CONDITIONS PRECEDENT

                  9.1 Conditions to be Satisfied in Advance of the Disbursement Date. (a) The obligations of the Seller hereunder are subject to the conditions that the Seller shall have received, on or before the Disbursement Date, all of the following, in form and substance satisfactory to the Seller:

                  (i) Financing and Share Purchase Agreement; Transaction Agreements. This Agreement and the other Transaction Agreements executed by each party hereto and thereto.

                  (ii)     Resolutions; Incumbency.

                  (x) copies of the resolutions of the Board of Directors of the Purchaser providing authorization for the execution and delivery by the Purchaser of this Agreement and the other Transaction Agreements to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby, certified as of the Disbursement Date by the Secretary or an Assistant Secretary of the Purchaser; and

                  (y) a certificate of the Secretary or Assistant Secretary of the Purchaser certifying the names and true signatures of the officers of the Purchaser authorized to execute and deliver this Agreement and the other Transaction Agreements to which the Purchaser is a party, as well as any Compliance Certificates and similar documents hereunder or thereunder on behalf of the Purchaser.

                  (iii) Legal Opinions. An opinion of Kennedy, Covington, Lobdell & Hickman, L.L.P., special counsel to the Purchaser, dated the Disbursement Date, in form and substance acceptable to the Seller, and an opinion of Bryan Cave L.L.P., special counsel to the Purchaser, dated the Disbursement Date, in form and substance acceptable to the Seller.

                  (iv) Payment of Fees. Evidence of payment by the Purchaser of all accrued and unpaid fees pursuant to the letter agreement dated August 13, 1999, as well as costs and expenses to the extent then due and payable on such date, together with Attorney Costs of the Seller to the extent invoiced prior to or on such date.

                  (v) Other Documents. Such other approvals, opinions, documents or materials as the Seller may reasonably request.

                  (b) The obligations of the Purchaser hereunder shall be subject to the condition that the Purchaser shall have received, on or before the Disbursement Date, in form and substance satisfactory to the Purchaser, this Agreement and the other Transaction Agreements executed by each party hereto and thereto.

                  9.2 Further Conditions to be Satisfied at or Before Disbursement. The obligations of the Seller hereunder are subject to the further conditions that at the time of the disbursement of the Loan pursuant to the Loan Agreement, (i) the representations and warranties in Article IV shall be true and correct at and as of such time as if made at and as of such time, (ii) no Event of Default or Unmatured Event of Default shall exist or shall result from the disbursement of the Loan and (iii) since December 26, 1998, no event or circumstance has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.


                                    ARTICLE X

                                  MISCELLANEOUS


                  10.1     Costs and Expenses. The Purchaser agrees to:

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Seller within ten Business Days after demand (subject to Subsection 9.1(iv)) for all reasonable costs and expenses incurred by the Seller in connection with the negotiation, development, preparation, delivery, documentation, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Transaction Agreement and any other document prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by the Seller with respect thereto; and

                  (b) pay or reimburse the Seller within ten Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Transaction Agreement (including in connection with any "workout" or restructuring regarding the Financing, and including in any Insolvency Proceeding or appellate proceeding).

                  10.2 Notices. Any notice hereunder to either Party or by either Party to the Escrow Agent shall be in writing and shall be deemed to be duly given and received when it is either: (i) delivered personally against receipt (including delivery by courier service or by any nationally recognized overnight delivery service), in which case it shall be deemed received upon delivery; (ii) sent by certified mail, return receipt requested, in which case it shall be deemed received on the date on which the acknowledgment receipt is signed (or refused); or (iii) sent by confirmed facsimile transmission, in which case it shall be deemed received on the date of the confirmed transmission; in each case, to the respective addresses for the Parties set forth below in this Section 10.2 or to such other address as the intended recipient may subsequently specify in a notice to the other Party delivered in accordance with this Section 10.2 at least ten (10) Business Days prior to the effective date of such other address.

                  For notices to the Purchaser:

                  Lance, Inc.
                  8600 South Boulevard
                  P.O. Box 32368
                  Charlotte, NC  28232
                  Attention:   Mr. B. Clyde Preslar
                               Chief Financial Officer
                  Tel:  (704) 554-5540
                  Facsimile:  (704) 554-5562

                  For notices to the Seller:

                  Bank of America, N.A.
                  100 North Tryon Street
                  NC1-007-20-01
                  Charlotte, NC  28255
                  Attention:   Jennifer E. Bennett
                               Senior Counsel
                  Tel.:  (704) 386-1618
                  Facsimile:  (704) 386-6453

                  with a copy to:

                  Banc of America Securities, LLC
                  100 North Tryon Street
                  NC1-007-10-07
                  Charlotte, NC  28255
                  Attention:   Andrew K. Obbard
                               Structured Capital Markets
                  Tel.:  (704) 386-9257
                  Facsimile:  (704) 335-6712

                  For notices to the Escrow Agent:

                  The Bank of New York
                  Insurance Trust and Escrow Department
                  101 Barclay Street - 21W Floor
                  New York, New York 10286
                  Attention:  Sharia Jones-Bey

                  10.3 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by both Parties or, in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by either Party in exercising any right, power or privilege granted hereunder, or available at law or equity, shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  10.4 Indemnification by the Purchaser. Whether or not the transactions contemplated hereby and by the other Transaction Agreements are consummated, the Purchaser agrees to indemnify and defend the Seller and each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each an "Indemnified Person") against, and hold each Indemnified Person harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following the payment of all Obligations and the termination of this Agreement and the other Transaction Agreements) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, any other Transaction Agreement or any document contemplated hereby or thereby or referred to herein or therein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or any other Transaction Agreement or the use of the proceeds of the Financing, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Purchaser shall not have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person.

                  10.5 Further Assurances. From time to time on and after the date hereof through the earlier of the Purchase Closing Date with respect to the last Scheduled Purchase Date and the date of termination of this Agreement pursuant to Section 8.5, each of the Parties shall take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement in accordance with the terms and conditions hereof, including using reasonable efforts to cause the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms and conditions hereof.

                  10.6 Severability. If any provision (or portion thereof) of this Agreement shall be invalid or unenforceable under any applicable law, to the extent permitted by law such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof. In addition, in the event that any provision (or portion thereof) of this Agreement is determined by a court to be unenforceable as drafted by virtue of the scope, duration, extent, or character of any obligation contained therein, it is the Parties' intention that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under such applicable law.

                  10.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the Purchaser and the Seller and their respective successors and assigns; provided, however, that the Purchaser may not assign any of its rights or obligations under this Agreement without the prior written consent of the Seller.

                  10.8 No Third Party Rights; Successors and Assigns; Binding Effect. This Agreement is not intended and shall not be construed to create any rights in any Person other than the Parties and their respective successors and permitted assigns and no Person shall assert any rights as third party beneficiary hereunder. Whenever either Party is referred to, such reference shall be deemed to include the successors and permitted assigns of such Party, and this Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

                  10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York (without giving effect to choice of law principles, but giving effect to the provisions of New York General Obligations Law ss.5-1401).

                  10.10     Submission to Jurisdiction and Waiver of Immunity.

                  (a)       Each Party irrevocably and unconditionally
(i) consents and submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan, City and State of New York and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or the transactions hereunder and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court.

                  (b) To the extent that either Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or the transaction under this Agreement.

                  10.11 WAIVER OF JURY TRIAL. THE PURCHASER AND THE SELLER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PURCHASER AND THE SELLER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY

IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER TRANSACTION AGREEMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS.

                  10.12 Set-off. In addition to any rights and remedies of the Seller provided by law, if an Unmatured Event of Default under Subsection 8.1(a), (f) or (g) or any Event of Default exists, the Seller is authorized at any time and from time to time, without prior notice to the Purchaser, any such notice being expressly waived by the Purchaser to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Seller to or for the credit or the account of the Purchaser against any and all Obligations owing to the Seller, now or hereafter existing, irrespective of whether or not the Seller shall have made demand under this Agreement and although such Obligations may be contingent or unmatured. The Seller agrees promptly to notify the Purchaser after any such set-off and application made by the Seller; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                  10.13 Confidentiality. Each party hereto agrees not to disclose this Agreement, any other Transaction Agreement or the provisions hereof or thereof or any or Schedules or Exhibits hereto or thereto or any transactions contemplated hereby or thereby to any Person that is not a party to this Agreement or any other Transaction Agreement except (a) at the request of or pursuant to any requirement of any Governmental Authority to which such party is subject or in connection with an examination of such party by any such authority, (b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable legal, regulatory or listing requirement, (d) to such party's independent auditors and other professional advisors, (e) to any permitted assignee of any of the Transaction Agreements, (f) to any Affiliate of such party, or (g) as required by any rating agency or in the interest of appropriate disclosure to investors, lenders, bond holders or other security holders, provided that in the case of (d), (e) or (f), the recipient shall have agreed to be bound by the confidentiality provisions hereof.

                  10.14 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and all of which together shall constitute one same and single instrument.

                  IN WITNESS WHEREOF, the Parties have signed this Agreement on the date and year first above written.

                                      PURCHASER:

                                      LANCE, INC.

                                      By:       s/ B. Clyde Preslar
                                           ------------------------------------
                                           Name:
                                           Title:



                                      SELLER:

                                      BANK OF AMERICA, N.A.

                                      By:


                                      By:       s/ William F. Sweeney
                                           ------------------------------------
                                           Name:   William F. Sweeney
                                           Title:  Principal

                                    EXHIBIT A

                      Scheduled
                      Purchase
                        Date                Purchased Shares
                   -----------------        ----------------
                   December 14, 1999          44.64198540

                       June 14, 2000          68.07903001

                   December 14, 2000          68.07903001

                       June 14, 2001          67.70698740

                   December 14, 2001          68.07903010

                       June 14, 2002          67.70698740

                   December 14, 2002          68.82303898

                       June 14, 2003          67.70698745

                   December 14, 2003          67.70698745

                       June 14, 2004          67.70698745

                   December 14, 2004          68.07903010

                       June 14, 2005          67.70698745

                     August 14, 2005         1911.97693080

                                    EXHIBIT B

                                     FORM OF
                             COMPLIANCE CERTIFICATE

To:      Bank of America, N.A.

         Reference is made to the Financing and Share Purchase Agreement dated as of August 16, 1999 (as amended or otherwise modified from time to time, the "Financing and Share Purchase Agreement") between Lance, Inc. (the "Purchaser"), and Bank of America, N.A. (the "Seller"). Terms used but not otherwise defined herein are used herein as defined in the Financing and Share Purchase Agreement.


I. Reports. Enclosed herewith is (i) a copy of the [annual audited/quarterly] report of the Purchaser as at __________, ______ (the "Computation Date"), which report fairly presents the consolidated financial position of the Purchaser and its Subsidiaries as of the Computation Date and (ii) a copy of the Purchaser's most recent [Form 10-Q/Form 10-K] filed with the SEC.

II. Financial Tests. The Purchaser hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Financing and Share Purchase Agreement:

         A.     Subsection 6.1(a) Total Debt to EBITDA Ratio

                (1) Total Indebtedness as of the last day of the Computation Period ending on the Computation Date: $____

                (2) EBITDA for the Computation Period ending on the Computation Date $____

                (3)     Ratio of Item (1) to Item (2):

                (4)     Maximum ratio allowed:  ___ to 1

         B.     Subsection 6.1(b)  Interest Coverage Ratio

                (1) EBIT for the Computation Period ending on the Computation Date: $_____

                (2) Interest Expense for the Computation Period ending on the Computation Date: $_____

                (3)     Ratio of Item (1) to Item (2):

                (4)     Minimum ratio allowed: ____ to 1

III. Defaults. The Purchaser hereby further certifies and warrants to you as of the date of the filing of the [Form 10-Q/Form 10-K] referred to in clause I that no Event of Default or Unmatured Event of Default has occurred and is continuing.


         IN WITNESS WHEREOF, the Purchaser has caused this Certificate to be executed and delivered by its duly authorized officer this ______ day of _____________, _____.



                                        LANCE, INC.


                                        By: ___________________________________

                                        Title: ________________________________

                                  Schedule 4.7

                                      ERISA


None

                                  Schedule 4.16

                           SUBSIDIARIES OF LANCE, INC.


Name of Subsidiary                           State (Province) of Incorporation
------------------                           ---------------------------------
Lance Mfg. LLC (1)                                 North Carolina

Cape Cod Potato Chip Company (1)                   Massachusetts

Caronuts, Inc. (1)                                 North Carolina

Vista Bakery, Inc. (1)                             North Carolina

Lanhold Investments Inc. (1)                       Delaware

     Tamming Foods Ltd. (2)                        Ontario

     Lanfin Investments Inc. (2)                   Ontario

     Foodpak Systems Ltd. (2)                      Ontario

South MECKCA, LLC (1)                              Delaware

West MECKCA, LLC (1)                               Delaware

     Norbehouse, LP (3)                            Delaware

         HSW Mortgage Corp. (4)                    North Carolina




--------------------------

(1)   Lance, Inc. owns 100% of the outstanding voting equity securities.
(2) Subsidiary of Lanhold Investments Inc., which owns 100% of the outstanding voting equity securities.
(3) Subsidiary of South MECKCA, LLC and West MECKCA, LLC. South MECKCA, LLC is the sole general partner and owns 1% of the total capital and West MECKLA, LLC is the sole limited partner and owns 99% of the total capital.
(4) Subsidiary of Norbehouse, L.P., which owns 100% of the outstanding voting equity securities and 0% of the outstanding 10% Series A Cumulative Preferred stock.

                                  Schedule 6.2

                                 PERMITTED LIENS


Deed of trust on all real property of Lance , Inc. contiguous to and including the corporate headquarters, located at 8600 South Boulevard, Charlotte, NC 28273, securing a $95 million note held by HSW Mortgage. A 1.33 acre portion of the property subject to the deed of trust (part of a larger parcel containing a total of 5.36 acres and having Charlotte-Mecklenburg property tax identification number 205-161-14) is subject to a Purchase and Sale Agreement. The subject property consists of a one story office building with 5,388 square feet of office space located on the 1.33 acre parcel. Lance has reserved an easement across the 1.33 acre site for the benefit of the retained property which consists of 4.03 acres.